EXHIBIT J(1)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Beacon Street Trust: Fidelity Tax Managed Stock Fund which is included in Post -Effective Amendment No. 45 to the Registration Statement on Form N-1A.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 1998